EXHIBIT 3.187

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/19/2001
010135370 - 3370543

CERTIFICATE OF FORMATION

OF
RADNOR GP-SDC, L.L.C.
A LIMITED LIABILITY COMPANY

                    FIRST:          The name of the limited liability company is: RADNOR GP-SDC, L.L.C.

                    SECOND:     The address of the registered office of the limited liability company in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and its registered agent for service of process at such address is CORPORATION SERVICE COMPANY.

                    IN WITNESS WHEREOF, the undersigned, being the individual forming the limited liability company, has executed, signed and acknowledged this Certificate of Formation this 19th day of March, 2001.

/s/ Frank J. Ferro

Name: Frank J. Ferro
Title: Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/18/2000
001632972 - 3329759

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

RADNOR G.P., L.L.C.

                    FIRST:          The name of the limited liability company is Radnor G.P., L.L.C.

                    SECOND:     The Certificate of Formation is amended by changing paragraph “FIRST” to read in full as follows:

                    FIRST:          The name of the limited liability company is Radnor G.P., L.L.C.

                    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation this 18th day of December, 2000.

/s/ Martha Schwarz

Name: Martha Schwarz
Title: Authorized Person